                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                 ------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   August 14, 2000
                                                 -------------------------------

                  TXON INTERNATIONAL DEVELOPMENT CORPORATION
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               (Exact name of Registrant as Specified in Charter)

           Nevada                                                 87-0629754
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(State of Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)

          13C Chinaweal Centre 414-424 Jaffe Road, Wanchai, Hong Kong
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code    (852) 988-26818
                                                   -----------------------------

                                Not Applicable
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         (Former name or Former Address, if Changed Since Last Report)
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Item 1.  Changes in Control of Registrant.

(a) Name of Persons Who Acquired Control. Txon International Development Corporation (the "Company") entered into a Share Exchange Agreement dated as of August 10, 2000 (the "Agreement") by and among Main Edge International Limited, a British Virgin Islands corporation ("Main Edge") Virtual Edge Limited, a British Virgin Islands corporation and wholly owned subsidiary of Main Edge ("Virtual Edge"), Richard Ford, Jeanie Hildebrand and Gary Lewis. Pursuant to the Agreement, on August 14, 2000 (the "Closing"), the Company acquired from Main Edge all of the shares of Virtual Edge (the "Acquisition") in exchange for an aggregate of one million nine hundred sixty one thousand, one hundred and seventy five (1,961,175) shares of the Company's common stock which shares equal 75.16% of the issued and outstanding shares of the Company after giving effect to the Acquisition.

As a result of the Acquisition, Main Edge is now the majority shareholder of the Company and controls the appointment of directors to the Board of Directors of the Company. At the Closing of the Acquisition, the directors of the Company appointed six nominees of Main Edge as new directors and then resigned from the Board of Directors. The new directors of Main Edge are Alfred H.B. Or, James H.C. Mak, David Jones, Roy C.W. Wu, and Hui Wang. The new directors then appointed the following new officers of the Company:

               Name                                 Title
               ----                                 -----
          John H.W. Hui           President, Chairman of the Board and Secretary
          Alfred H.B. Or          Chief Operating Officer
          Thomas Pai              Chief Financial Officer
          David Jones             Vice President, Information Technology
          Roy C.W. Wu             Vice President, Club Management

Amount and Source of Consideration. Pursuant to the Agreement, the Company acquired from Main Edge all of the shares of Virtual Edge in exchange for an aggregate of one million nine hundred sixty one thousand, one hundred and seventy five (1,961,175) shares of the Company's common stock which shares equal 75.16% of the issued and outstanding shares of the Company after giving effect to the Acquisition. The consideration for the shares of Main Edge was determined through negotiations between the management of the Company and Main Edge.

(b) Information Required by Item 403(c) of Regulation S-K

                                                                Amount And Nature Of     Percent of
   Title of Class     Name and Address of Beneficial Owner        Beneficial Owner         Class
   --------------     ------------------------------------        ----------------         -----
   Common Stock       Main Edge Limited,13C Chinaweal Centre          1,961,175            75.16
                      414-424 Jaffe Road Wanchai, Hong Kong

Item 2.  Acquisition or Disposition of Assets.

The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

Pursuant to the Agreement, the Company acquired 75.16% of the issued and outstanding shares of Virtual Edge, a wholly owned subsidiary of Main Edge. The principal activities of Virtual Edge are to own and operate several business clubs in the People's Republic of China and to operate a bilingual (Chinese & English) business to business portal.


Item 5.  Other Events.

Registrant has moved its principal executive offices to 13C Chinaweal Centre, 414-424 Jaffe Road Wanchai, Hong Kong.
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Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

(b) Financial Statements of Business Acquired. Audited Financial Statements for Virtual Edge consisting of a balance sheet as of December 31, 2000 and 1999 and statements of income and cash flow for the two years ended December 31, 1999 and unaudited balance sheet as of April 30, 2000 and statements of income and cash flow for the four months ended April 30, 2000.*

(c) Exhibits.

      1.1   Share Exchange Agreement, dated as of August 10, 2000, by and among
            Main Edge International Limited, Virtual Edge Limited, Richard Ford,
            Jeanie Hildebrand and Gary Lewis

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     *  It is impractical at the present time to provide such documents. Such documents will be filed as soon as practicable.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             TXON INTERNATIONAL DEVELOPMENT
                                             CORPORATION

Date  August 21, 2000                        By  /s/ John H.W. Hui
     -------------------------                  -------------------------------
                                             Name: John H.W. Hui
                                             Title:  President